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                                                                    EXHIBIT 23.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated July 19, 1996, relating to the financial statements of RMH Teleservices, Inc. and to all references to our Firm included in or made a part of this registration statement.

                                        ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
August 16, 1996